Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HENG REN SILK ROAD INVESTMENTS LLC, HENG REN INVESTMENTS LIMITED PARTNERSHIP and CIP (CHANGE IN PROGRESS), L.P., derivatively on behalf of Nominal Defendant CHINA AUTOMOTIVE SYSTEMS, INC.,

Plaintiffs,

v.

HANLIN CHEN, QIZHOU WU, GUANGXUN XU, ARTHUR WONG, and ROBERT TUNG,

Defendants,

and

CHINA AUTOMOTIVE SYSTEMS, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2019-0010-JTL

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NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice.

This is not a solicitation from a lawyer.

Notice of Pendency of Derivative Action: Please be advised that your rights will be affected by the above-captioned derivative action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”), if you own shares of China Automotive Systems, Inc. (“CAAS” or the “Company”) common stock (“CAAS Common Stock”).

Notice of Settlement: Please also be advised that plaintiffs Heng Ren Silk Road Investments LLC, Heng Ren Investments Limited Partnership and CIP (Change in Progress), L.P. (collectively, “Plaintiffs”), on behalf of themselves and all holders of CAAS Common Stock, have reached a proposed settlement of the Action that will require CAAS to implement certain corporate governance changes (the “Settlement”).

PLEASE READ THE NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice explains how CAAS stockholders will be affected by the Settlement.1

The following table provides a brief summary of the rights you have as a CAAS stockholder and the relevant deadlines, which are described in more detail later in this Notice.

YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT:
YOU DO NOT NEED TO SUBMIT A CLAIM FORM.	The Settlement is non-monetary. CAAS stockholders do not need to submit a claim form.
YOU MAY OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN JANUARY 26, 2021.	You have the right, if you do not like the proposed Settlement or Plaintiffs’ counsel’s request for attorneys’ fees and reimbursement of litigation expenses, to write to the Court and explain why you do not like the proposed Settlement or request for fees and expenses.
YOU MAY GO TO A HEARING ON FEBRUARY 5, 2021 AT 11:00 A.M. EST, AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN JANUARY 26, 2021.	Filing a written objection and notice of intention to appear that is received by January 26, 2021, allows you to speak in Court, at the discretion of the Court, about your objection. You may, but you do not have to, attend the hearing. The Court will consider the objection whether or not you attend.

1 Any capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings ascribed to them in the Stipulation and Agreement of Settlement and Release dated October 30, 2020 (the “Stipulation of Settlement” or “Stipulation”), entered into by and among (i) Plaintiffs; (ii) defendants Hanlin Chen (“Chen”), Qizhou Wu (“Wu”), Arthur Wong (“Wong”), Guangxun Xu (“Xu”), and Robert Tung (“Tung”) (collectively, “Defendants”); and (iii) Nominal Defendant CAAS. A copy of the Stipulation is available at: www.caasauto.com.

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WHAT THIS NOTICE CONTAINS

What Is The Purpose Of This Notice?	Page 3
What Is This Case About? How Do I Know If I Am Affected By The Settlement?	Page 4 Page 6
What Are The Terms Of The Settlement? What Are Plaintiffs’ Reasons For The Settlement?	Page 6 Page 7
What Will Happen If The Settlement Is Approved? What Claims Will The Settlement Release?	Page 8
How Will Plaintiffs’ Counsel Be Paid?	Page 9
When And Where Will The Settlement Hearing Be Held? Do I Have To Come To The Hearing? May I Speak At The Hearing If I Don’t Like The Settlement?	Page 10
Can I See The Court File? Whom Should I Contact If I Have Questions?	Page 13

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WHAT IS THE PURPOSE OF THIS NOTICE?

The purpose of this Notice is to inform you of the existence of this derivative lawsuit and to notify you of the terms of the proposed Settlement of the Action. The Notice also explains how the proposed Settlement affects the legal rights of current CAAS stockholders. Please note: the Court may approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice to CAAS stockholders.

A derivative action is a type of lawsuit in which a stockholder may seek to prosecute claims on behalf of the company in which the stockholder owns stock. If certain conditions are satisfied, a plaintiff stockholder may litigate the action on behalf of the company. The beneficiary of a successful derivative lawsuit is the company, and stockholders benefit only derivatively through their stock ownership. In a derivative action, no benefit is provided directly to any stockholders.

The court in charge of this case is the Court of Chancery of the State of Delaware, and the case is known as Heng Ren Silk Road Investments, LLC, et al., v. Hanlin Chen, et al., C.A. No. 2019-0010-JTL (the “Action”). The judge presiding over this case is Vice Chancellor J. Travis Laster. The people who are suing are called plaintiffs, and those who are being sued are called defendants. In this case, Plaintiffs, on behalf of the Company, have sued defendants Hanlin Chen, Qizhou Wu, Arthur Wong, Guangxun Xu, and Robert Tung. If the Settlement is approved by the Court, it will resolve all claims asserted against Defendants in the Action, and will bring the Action to an end.

The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the proposed Settlement and the application by Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of litigation expenses (the “Settlement Hearing”). See ¶¶ 25–33 below for details about the Settlement Hearing, including the location, date, and time of the hearing.

The issuance of this Notice is not an expression of any opinion by the Court concerning the merits of any claim in the Action, and the Court still has to decide whether to approve the Settlement.

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WHAT IS THIS CASE ABOUT?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO THE FOLLOWING MATTERS AND THESE RECITATIONS SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

On May 14, 2017, Defendant Chen, the Company’s Chairman and controlling stockholder, proposed to the Board of Directors of the Company (the “Board”) that he and an affiliated buyer consortium take the Company private at a price of $5.45 per share in cash. On August 3, 2017, the Company announced that a “Special Committee” of the Board had retained Houlihan Lokey Capital, Inc. as its financial advisor and Kirkland & Ellis as its legal counsel in connection with the Special Committee’s review of the Chen’s Proposal. The Special Committee consisted of Defendant directors Wong, Tung, and Xu.

On January 7, 2019, Plaintiffs filed a Verified Stockholder Derivative Complaint in the Delaware Court of Chancery derivatively on behalf of CAAS against Defendants alleging, among other things, that Defendants had breached their fiduciary duties to the Company by awarding themselves excessive compensation and by making inadequate, false and misleading disclosures to stockholders regarding director compensation.

Defendants collectively filed a Motion to Dismiss Verified Stockholder Derivative Complaint which, after briefing, was denied by the Court.

On August 9, 2019, Defendants filed their respective Answers to the Verified Stockholder Derivative Complaint.

The parties thereafter conducted fact discovery between August 2019 and August 2020, including Plaintiffs’ requests for production of documents from Defendants, as well as Defendants’ request for production of documents from Plaintiffs. The parties respective document productions were completed in or around August 2020.

On August 23, 2020, following weeks of arm’s-length negotiations regarding a potential resolution, Plaintiffs and Defendants executed a Memorandum of Understanding setting forth the terms of a possible settlement, subject to the negotiation of a mutually agreeable stipulation of settlement and approval by the Court of Chancery.

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On October 30, 2020, the Parties entered into the Stipulation of Settlement memorializing the final terms and conditions of the Settlement, and on November 23, 2020, the Court entered a Scheduling Order directing that notice of the settlement be provided to stockholders of CAAS, and scheduling the Settlement Hearing to consider whether to grant final approval to the Settlement.

Plaintiffs, through Plaintiffs’ counsel, have conducted an investigation and pursued discovery relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs’ counsel have analyzed the evidence adduced during their investigation and through the discovery in the Action, and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

Based upon their investigation and prosecution of the Action, Plaintiffs and Plaintiffs’ counsel have concluded that the terms and conditions of the Settlement are fair, reasonable, and adequate and are in the best interests of the Company. Plaintiffs, with the input of Plaintiffs’ counsel, have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (i) the substantial benefits that Plaintiffs, the Company, and its stockholders will receive from the resolution of the Action; (ii) the attendant risks of litigation; and (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation. The Settlement and this Stipulation shall in no event be construed as, or deemed to be, evidence of a concession by Plaintiffs of any infirmity in the claims asserted in the Action.

15.       Defendants deny any wrongdoing. The Settlement and Stipulation shall in no event be construed as, or deemed to be, evidence of a concession or admission by Defendants as to any of the claims asserted in the Action. The claims asserted in the Action are disputed and Defendants, collectively and individually, deny any liability whatsoever to the Plaintiffs for the claims asserted in the Action.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT?

1.                 If you are a current record holder or beneficial owner of CAAS stock, you are subject to the Settlement.

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WHAT ARE THE TERMS OF THE SETTLEMENT?

In consideration of the settlement of the Released Plaintiffs’ Claims (defined in ¶ 21.b. below) against the Released Persons (defined in ¶ 21.d. below), Defendants have agreed to:

A payment of $55,998 will be made to the Company;

Twice a year, each year, the Company will make the Chief Executive Officer and/or the Chief Financial Officer available in person or by videoconference or telephonic conferences as decided by the Company at its discretion to meet stockholders and prospective investors and answer questions.  The Company will continue its regular telephonic conferences with shareholders following quarterly earnings filings with the Securities and Exchange Commission;

Henceforth, the Company will arrange for the Company’s Henglong USA office in Detroit to host investors for each annual meeting of stockholders where the main items are the election of new directors and ratification of the appointment of auditors, with members of the board and, if practicable, the full board, and the management joining remotely; and

The Company or its insurance carrier agree to reimburse Plaintiffs’ reasonable legal fees and expenses, and will not oppose Plaintiffs’ counsel’s request for a reasonable award of attorneys’ fees, as applied to and approved by the Court. In the event the Parties are unable to agree to a reasonable amount of attorneys’ fees, and Plaintiffs’ counsel’s petition for an award of attorneys’ fees is contested, the other terms of the Settlement Agreement shall continue in full force and effect.

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

Plaintiffs and Plaintiffs’ counsel believe that the claims asserted against Defendants have merit, and that their diligent prosecution of the claims asserted in the Action has led to a Settlement that provides a substantial benefit to the Company and its stockholders. Defendants and Defendants’ counsel do not believe that the claims asserted have merit and this Settlement shall in no event be construed as, or deemed to be, evidence of a concession or admission by Defendants as to any of the claims asserted in the Action. Notwithstanding, Defendants believe that an end to the litigation of the Action is in the Company’s best interests.

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Plaintiffs, through Plaintiffs’ counsel, have conducted a substantial investigation relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs’ counsel have analyzed the evidence adduced during their investigation, and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto.

In negotiating and evaluating the terms of the proposed Settlement, Plaintiffs and Plaintiffs’ counsel considered the significant legal and factual defenses to Plaintiffs’ claims and the expense, length, and risk of pursuing their claims through trial and appeals. While Plaintiffs believe that their claims have merit, in light of the risks of continued litigation, Plaintiffs and Plaintiffs’ counsel believe that the proposed Settlement is fair, reasonable, and adequate, and in the best interests of the Company. Plaintiffs and Plaintiffs’ counsel believe that the Settlement provides a significant benefit to the Company and its stockholders, namely a cash payment to the company and certain corporate governance changes to be implemented at CAAS, as compared to the risk that the claims in the Action would not result in any damages or corporate governance changes at CAAS.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the proposed Settlement is approved by the Court, the Court will enter a judgment (the “Judgment”).

Pursuant to the Judgment entered following final court approval of the proposed Settlement, the Action will be dismissed with prejudice and, without further action by anyone, the Company, Defendants, and Plaintiffs (each of the foregoing, a “Releasing Person”), on behalf of themselves and/or the Company, and their respective heirs, executors, administrators, predecessors, successors, and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Claim (defined below), and shall forever be barred and enjoined from prosecuting any or all of the Released Claims.

“Released Claims” means the Released Plaintiffs’ Claims together with the Released Defendants’ Claims.

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“Released Plaintiffs’ Claims” means all claims and causes of action actually asserted in the Action and all claims and causes of action arising from the facts alleged in the Action, whether known or unknown, accrued or unaccrued, matured or not matured, liquidated or not liquidated, fixed or contingent, against the Released Persons (as defined herein); provided, however, that “Released Plaintiffs’ Claims” does not include, limit or release the right of any Party hereto to enforce the terms of the Stipulation or to seek relief for any breach of the Stipulation.

“Released Defendants’ Claims” means all claims, demands, suits, matters, issues, causes of action, liabilities, obligations, expenses, damages, losses, judgments, or any other matters of any kind, whether known or unknown, under state, federal or foreign law that have been, could have been, or in the future could be, asserted in any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Plaintiffs that arise out of or relate in any way to the institution, prosecution, or settlement of this Action (except for claims to enforce the terms of the Settlement).

“Released Persons” means the (i) Defendants in the Action, and (ii) Plaintiffs.

“Unknown Claims” means any Released Claim(s) that any Releasing Person(s) do not know of or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims that, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons or might have affected his, her or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive and relinquish the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

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By Order of the Court, (i) all proceedings in the Action, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed; and (ii) pending final determination by the Court of whether the Settlement should be approved, Plaintiffs are barred and enjoined from instituting, commencing or prosecuting any and all of the Released Plaintiffs’ Claims against any and all of the Released Persons.

Plaintiffs’ counsel in the Action have not received any payment for their services in pursuing claims against the Defendants on behalf of the Company, nor have Plaintiffs’ counsel been reimbursed for their out-of-pocket expenses. Before final approval of the proposed Settlement, Plaintiffs’ counsel will apply to the Court for an award of attorneys’ fees and reimbursement of litigation expenses to Plaintiffs’ counsel in an amount not to exceed $100,000.00 USD, which may include an application for reimbursement of the reasonable costs and expenses incurred by Plaintiffs directly related to the Action. The Court will determine the amount of any award of attorneys’ fees or reimbursement of litigation expenses. Such sums as may be approved by the Court will be paid by CAAS and/or its insurance carrier(s).

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

CAAS stockholders do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a current CAAS stockholder does not attend the hearing. Please Note: The date and time of the Settlement Hearing may change without further written notice to CAAS stockholders. You should monitor the Court’s docket and the settlement website maintained by CAAS, at the “News Release” section of www.caasauto.com, before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiffs’ counsel as indicated in ¶ 34 below.

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The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before The Honorable J. Travis Laster, Vice Chancellor, on February 5, 2021 at 11:00 a.m. EST, at the Leonard L. Williams Justice Center, 500 N. King St., Wilmington, DE 19801. At the Settlement Hearing, the Court will, among other things: (a) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to the Company, and should be approved by the Court; (b) determine whether the Judgment (as defined above), should be entered dismissing the Action with prejudice against Defendants pursuant to the Stipulation; (c) determine whether the application by Plaintiffs’ counsel for an award of attorneys’ fees and reimbursement of litigation expenses should be approved; (d) hear and consider any objections to the proposed Settlement or Plaintiffs’ counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses; and (e) consider any other matters that may properly be brought before the Court in connection with the proposed Settlement.

Any current CAAS stockholder may object to the proposed Settlement or Plaintiffs’ counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses. Objections must be in writing. Current CAAS stockholders must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below on or before January 26, 2021. Current CAAS stockholders must also serve the papers on Plaintiffs’ counsel and Defendants’ counsel by hand or overnight delivery at the addresses set forth below so that the papers are received on or before January 26, 2021.

Register in Chancery	Plaintiffs’ Counsel	Defendants’ Counsel
Court of Chancery Leonard L. Williams Justice Center 500 N. King St. Suite 1551 Wilmington, DE 19801	Eric L. Zagar, Esq. Kessler Topaz Meltzer & Check, LLP 280 King of Prussia Road Radnor, PA 19087	Peter C. McGivney, Esq. Berger Harris LLP 1105 N. Market Street, 11th Floor Wilmington, DE 19801

Any objection: (a) must state the name, address and telephone number of the person or entity objecting and, if represented by counsel, the name, address and telephone number of his, her or its counsel; (b) must be signed by the objector; (c) must contain a written, specific statement of the stockholder’s objection or objections, and the specific reasons for each objection, including any legal and evidentiary support current CAAS stockholder wishes to bring to the Court’s attention; (d) must state the objection is being filed with respect to “Heng Ren Silk Road Investments, LLC, et al., v. Hanlin Chen, et al., C.A. No. 2019-0010-JTL”; and (d) must demonstrate that the objector is a current record holder or beneficial owner of CAAS stock by including documents sufficient to prove that the objector currently owns shares of CAAS Common Stock.

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You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

If you wish to be heard orally at the hearing in opposition to the approval of the proposed Settlement or Plaintiffs’ counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses, and if you file and serve a timely written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on Plaintiffs’ counsel and Defendants’ counsel at the addresses set forth above so that it is received on or before January 26, 2021. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiffs’ counsel and Defendants’ counsel at the addresses set forth in ¶ 27 above so that the notice is received on or before January 26, 2021.

The Court may adjourn and reconvene the Settlement Hearing, including the consideration of Plaintiffs’ counsel’s application for attorneys’ fees and reimbursement of litigation expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, or a notation on the docket in the Action. The Court may also approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice. If you intend to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ counsel.

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Unless the Court orders otherwise, any CAAS stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement and/or Plaintiffs’ counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses, or any other matter related to the Settlement, in the Action or in any other action or proceeding. CAAS stockholders do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in the Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 N. King St., Suite 1551, Wilmington, DE 19801. Additionally, copies of the Stipulation will be posted at the “News Release” section of www.caasauto.com. If you have questions regarding the proposed Settlement, you may contact the following Plaintiffs’ counsel: Eric L. Zagar, Esq., Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087, 610-822-2209.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: November 23, 2020	BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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